EXHIBIT 99.1

                             [GRAPHIC OMITTED]

News Release



                                        FOR ADDITIONAL INFORMATION:
                                        Ken Gordon
                                        (859) 815-4195
                                        (614) 886-4424 (cell)
                                        kdgordon@ashland.com

                                         FOR IMMEDIATE RELEASE:
                                         June 30, 2005



ASHLAND INC. CLOSES MAP TRANSACTION
WITH MARATHON OIL CORPORATION

COVINGTON, Ky. - Ashland Inc. (NYSE: ASH) today announced the completion of its previously announced agreement with Marathon Oil Corporation (NYSE:
MRO) to transfer Ashland's 38-percent interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion. The two other businesses are Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change (VIOC) centers in Michigan and northwest Ohio.
         As a result of this transaction:
         - Ashland shareholders of record as of the close of business on June 30, 2005, will receive .2364 Marathon shares per Ashland share. In total, Ashland's shareholders will receive 17,538,815 shares of Marathon common stock with an aggregate value of $938 million based upon the June 29 closing price of Marathon stock.
         - Ashland received cash of $2,406 million and MAP accounts receivable valued at $911 million. These amounts include approximately $2.8 billion of cash and accounts receivable included in the $3.7 billion transaction value, and


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              $518 million of cash and accounts receivable representing 38 percent of MAP's distributable cash as of June 30, 2005.
         From March 18,  2004,  through  May 31,  2005,  MAP had  suspended quarterly cash distributions to Ashland and Marathon. As previously announced, on May 31 Ashland received a cash distribution from MAP of $268 million.
          "Today, we have completed one of our key strategic objectives," said James J. O'Brien, Ashland's chairman and chief executive officer. "This transaction demonstrates Ashland's commitment to deliver long-term value to our shareholders and brings to a close a long and notable chapter of our history in petroleum refining and marketing."
         As previously announced, Ashland intends to use a substantial portion of the transaction proceeds to retire all or most of the company's outstanding debt and certain other financial obligations. Today, the company has repaid $2.1 billion of debt or debt-like obligations; approximately $400 million of obligations are expected to be repaid in the September quarter or early in the December quarter.
         The above transactions are expected to result in a net increase in Ashland's cash and investment securities of approximately $1.1 billion. This reflects the $2,406 million in cash and $911 million of accounts receivable received in the transaction, the $268 million cash distribution received on May 31 and the repayment of approximately $2.5 billion of debt and other financial obligations.
         Ashland currently does not anticipate that it will be obligated to pay any tax under Internal Revenue Code Section 355(e) in connection with this transaction. Whether Ashland is required to pay any such taxes will depend upon, among other things, the trading price of new Ashland stock on July 1, and the final adjusted tax basis of new Ashland stock, which will be determined after July 1.
         Ashland shareholders of record on June 30, 2005, will automatically receive new Ashland shares within the next few weeks. In addition, a letter of transmittal and instructions for exchanging old Ashland shares for shares of Marathon stock will be mailed in July to the Ashland shareholders of record on June 30, 2005. Ashland shareholders who have shares deposited into a brokerage account will not need to do anything to receive their new Ashland or Marathon stock. The Depository Trust

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Corporation (DTC) will exchange the shares they hold directly with National
City Bank, the Exchange Agent, who in turn will send DTC the new Ashland and Marathon shares.
         "We are entering an exciting new era for  Ashland,"  said O'Brien.
"Our  wholly-owned   businesses  are  well  positioned  in  markets  having
significant opportunities for continued growth. As such, we will focus first and foremost on organic growth. When acquisitions provide the opportunity to strengthen our core businesses and to deliver economic value to our shareholders, we will carefully consider them. As always, we will look to the creativity and knowledge of Ashland people to realize our potential. I am privileged to lead this great team."
         With the completion of this transaction, Ashland will operate as two Sectors - Chemical and Transportation Construction. The Chemical Sector provides innovative product and service solutions in adhesives; composite polymers; metal casting solutions; water treatment; Valvoline(R) premium motor oil and car care products; and chemicals and plastics distribution. The Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc. (APAC), is a major supplier of construction materials including crushed aggregates and asphaltic concrete; and is one of the nation's largest transportation construction contractors, doing business in 14 southern and mid-western states.
         Ashland   Inc.   (NYSE:   ASH)  is  a  Fortune  500  chemical  and
transportation   construction  company  providing  products,  services  and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.
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FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost  of  raw  materials,  and  legal  proceedings  and  claims  (including
environmental  and  asbestos   matters).   Although  Ashland  believes  its
expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2004. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

ADDITIONAL INFORMATION ABOUT THE MAP TRANSACTION
The registration statement containing the proxy statement/prospectus relating to the transaction was declared effective by the SEC on May 20, 2005. The definitive proxy statement/prospectus relating to the transaction was filed with the SEC on May 25, 2005 and was mailed on May 27, 2005 to shareholders of record as of May 12, 2005. Investors and security holders are urged to read those documents and any other relevant documents filed or that will be filed with the SEC as they become available, because they contain, or will contain, important information. Security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed with the SEC by Ashland, ATB Holdings and New EXM at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus and other documents filed with the SEC by Ashland, ATB Holdings and New EXM may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www.ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 14, 2004. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the definitive proxy statement/prospectus.